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                                                                    Exhibit 23.5

                                        October 2, 2000

PNY Technologies, Inc.
299 Webro Road
Parsippany, NJ 07054

Dear Leslie Listwa:

This letter will serve as approval by PC Data, Inc. to PNY Technologies, Inc. to publicize the fact that PC Data, Inc., based on their research, has verified that PNY Technologies, Inc. is the U.S. Retail Market leader of memory modules from Sept. 1999 through August 2000.

We consent to all references to PC Data, Inc. and its reports included in the Registration Statement (Form S-1 File No. 333-44376) and related prospectus of PNY Technologies, Inc., and any amendments thereto for the registration of its Common Stock.

                                        Sincerely,

                                        /s/ ROGER LANCTOR
                                            -----------------------
                                            Roger Lanctor
                                            Director of Research